                                                                     EXHIBIT 5.1

                                  June 9, 2000


CardioDynamics International Corporation
6175 Nancy Ridge Drive, Suite 3000
San Diego, California 92121

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by CardioDynamics International Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 250,000 shares of the Company's Common Stock which may be issuable pursuant to a Nonstatutory Stock Option Agreement dated June 16, 1995, as amended (the "Option"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Option, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             /s/ Pillsbury, Madison & Sutro LLP